UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2018

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2018, the Board of Directors of Condor Hospitality Trust, Inc. (the “Company”), upon recommendation of the Board’s Compensation Committee, reviewed compensation and incentive arrangements for executive officers and established additional compensation for the executive officers. Compensation of the executive officers as modified is described below, although many elements remain the same as previously reported.

Bill Blackham, President and Chief Executive Officer:

•	$400,000 annual base salary for 2018;

•	participation in 2018 incentive plan, with performance objectives as described in the Company’s 2018 proxy statement;

•

$500,000, and at the sole discretion of the Compensation Committee up to $1,000,000, upon a Change in Control prior to March 31, 2022 based on his inability to earn future stock awards under his employment agreement for performance after a Change in Control.

•	the terms of his written employment agreement as previously amended, which include:

•

issuance on June 28, 2017 of 73,385 restricted shares of common stock, with vesting commencing March 29, 2018 through March 29, 2022, subject to continued employment, with vesting acceleration on Change in Control, termination without Cause or Good Reason, death or disability;

•

up to 36,692 shares of common stock earned each time share price target achieved from $11 to $18 when first achieved, if achieved prior to March 31, 2022, based on weighted market sales price over 60 consecutive trading days;

•

11,741 shares to 19,569 shares of common stock which are earned each time the Company achieves 85% to 101% of budgeted funds from operation for a fiscal year, 2017 through 2021; with an additional 391 shares earned for a fiscal year for each 2% above 101% target achieved, up to a maximum of additional 3,910 shares for the year;

•

with respect to the stock market price targets, the stock market price targets are deemed achieved to the extent of the value received per share of common stock by shareholders in connection with a Change in Control, with the payout to be cumulative for each level of the stock market price targets achieved with such value, and with the payout to be prorated for the portion of the value above a stock market price target but below the next stock market price target;

•

if his employment is terminated with Cause, he will receive (i) accrued and unpaid base salary to the date of termination, (ii) the accrued and unused vacation to the date of termination, (iii) unpaid expense reimbursements, and (iv) vested amounts under qualified retirement plans;

•	if he voluntarily terminates employment, he will receive the amounts referenced in the preceding bullet point plus unpaid bonuses earned for completed prior fiscal years;

•

if his employment is terminated without Cause or if he terminates employment with Good Reason, in addition to the items referenced in the foregoing two bullet points, he will receive: (i) an amount equal to one times (1x) base salary, (ii) an amount equal to one times (1x) the average annual bonus previously earned for up to the prior three (3) years, (iii) the immediate vesting of equity awards solely subject to time vesting, (iv) any awards, not yet earned but which may be earned based on the achievement of the applicable performance criteria, vested at a pro rata amount based on the performance period to the date of termination, and (v) COBRA premiums during the period that he elects to receive COBRA coverage under the Company’s group health plans, not to exceed 18 months;

•

if within 12 months following a Change in Control his employment is terminated other than for Cause or by reason of death or disability or he terminates his employment for Good Reason, the additional base salary payment will be increased to two times (2x) base salary and the annual bonus payment will be increased to two times (2x) the average annual bonus previously earned for up to the prior three (3) years;

“Cause” under Mr. Blackham’s employment agreement includes certain (i) dishonest or fraudulent actions or a felony conviction, (ii) a material failure to devote substantially all of his business time to the business of the Company or to follow the Company’s good faith instructions and directives, (iii) unreasonable and material neglect, refusal or failure to perform assigned duties, (iv) material breach by him of his employment agreement, the Company’s Code of Business Conduct and Ethics or similar codes, (v) any act bringing substantial public disrespect or scandal or ridicule of the Company, or (vi) any governmental regulatory agency recommends or orders that the Company terminate his employment or relieve him of his duties.

“Change in Control” under his employment agreement includes certain acquisitions of 50% or more of common stock or voting power of the Company, or certain changes in the board of directors, or certain mergers or similar transactions if the shareholders prior to the transaction do not hold 50% of the voting power afterwards, or a liquidation or sale of more than 50% of the Company assets.

“Good Reason” under his employment agreement means the occurrence of one of the following events, without his prior written consent, provided such event is not corrected within 60 days following the Board’s receipt of written notice of his intention to terminate his employment with the Company for Good Reason, which notice must be provided within ninety (90) days of the initial existence of one of the following events: (i) a material breach of his employment agreement by the Company, (ii) a diminution of, or reduction or adverse alteration of his compensation, duties or responsibilities, or the Company’s assignment of duties, responsibilities or reporting requirements that are materially inconsistent with his positions or that materially expand his duties, responsibilities, or reporting requirements, (iii) a Change in Control has occurred and he is involuntarily removed from the Board or at any time he has requested to be nominated but is not nominated for election to the Board at the subsequent election of directors, (iv) a Change in Control has occurred and within 12 months thereafter he is required to relocate more than 50 miles from his first relocation site, or (v) a Change in Control occurs on or before

February 28, 2020: (A) if no later than 10 days after the date he is advised by the Board that a Change in Control will be considered for approval by the Board, he notifies the Board in writing that if that Change in Control occurs, he terminates his employment pursuant to this provision, and (B) with the termination date to be effective date of the Change in Control, unless the Board, for purposes of an orderly management transition within 7 days after his notice specifies a later termination date, provided that the extended termination date may not be later than 60 days following the Change in Control.

Jonathan Gantt, Senior Vice President and Chief Financial Officer:

•	$251,500 annual base salary for 2018;

•	participation in incentive plan for 2018 with performance objectives as described in the Company’s 2018 proxy statement;

•

upon the occurrence of a Change of Control (as defined below), he will receive (i) a cash payment up to one times (1x) his most recent annual bonus, determined based on the recommendation of the Chief Executive Officer and then at the sole discretion of the Compensation Committee and Board and (ii) the immediate vesting of equity awards solely subject to time vesting; and

•

if within 12 months following a Change of Control (as defined below) his employment by the Company or its successor is terminated, he will receive (i) one times (1x) his base salary, (ii) one times (1x) his most recent annual bonus (as previously determined based on the recommendation of the Chief Executive Officer and the sole discretion of the Compensation Committee and Board), (iii) the immediate vesting of equity awards solely subject to time vesting, and (iv) COBRA premiums during the period that he elects to receive COBRA coverage under the Company’s group health plans, not to exceed 12 months.

Arinn Cavey, Chief Accounting Officer:

•	$175,000 annual base salary for 2018;

•	participation in incentive plan for 2018 with performance objectives as described in the Company’s 2018 proxy statement;

•

upon the occurrence of a Change of Control (as defined below), she will receive (i) a cash payment up to one times (1x) her most recent annual bonus, determined based on the recommendation of the Chief Executive Officer and then at the sole discretion of the Compensation Committee and Board and (ii) the immediate vesting of equity awards solely subject to time vesting; and

•

if within 12 months following a Change of Control (as defined below) her employment by the Company or its successor is terminated other than for Cause, or if she elects to terminate her employment upon a Change of Control (as defined below), she will receive (i) one times (1x) her base salary, (ii) one times (1x) her most recent annual bonus (as previously determined based on the recommendation of the Chief Executive Officer and the sole discretion of the Compensation Committee and Board), (iii) the immediate vesting of equity awards solely subject to time vesting, and (iv) COBRA premiums during the period that she elects to receive COBRA coverage under the Company’s group health plans, not to exceed 12 months.

With respect to Mr. Gantt and Ms. Cavey, “Change of Control” means:

(i)

consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, the persons who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company resulting from such Business Combination (including a company which, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company;

(ii)	the complete liquidation or dissolution of the Company; or

(iii)

the Board of Directors of the Company in existence prior to any transaction or event that would seem to satisfy the definition of a Business Combination may determine, in good faith, that such event does not constitute a Business Combination provided that at least a majority of the members of such Board of Directors will remain in office after such Business Combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: August 31, 2018	By:	/s/ Arinn Cavey
		Name:	Arinn Cavey
		Title:	Chief Accounting Officer